Exhibit 1
100 @ $54.48; 2,800 @ $54.44; 725 @ $54.45; 600 @ $54.4; 1,375 @ $54.39; 1,150 @
$54.38; 3,802 @
$54.34; 2,400 @ $54.32; 1,405 @ $54.35; 105 @ $54.36; 500 @ $54.31; 5 @ $54.37